UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2011

PRESSURE BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS

  (State or Other Jurisdiction of Incorporation)
0-21615	04-2652826
(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue, South Easton, MA	02375
(Address of Principal Executive Offices)	(Zip Code)

(508) 230-1828

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On November 8, 2011, Pressure BioSciences, Inc. (the “Company”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent for the registered public offering (the “Offering”) of up to 850 units (the “Units”), each consisting of (i) one share of Series D Convertible Preferred Stock, $0.01 par value per share (the “Series D Stock”) (which is convertible into 1,538.46 shares of Common Stock, $0.01 par value per share (the “Common Stock”) at a conversion price of $0.65 per share (with the Company having the discretion either to round up to the next whole number of shares of Common Stock or to pay cash instead of any fraction of a share of Common Stock; no fractional shares of Common Stock will be issued), subject to adjustment as set forth in the Amended Articles (as defined below) and (ii) one Series F Warrant (the “Warrants”) to purchase approximately 614 shares of Common Stock (which number of shares is equal to thirty-nine and nine tenths percent (39.9%) of the amount that the holder paid for the Units divided by $0.65) at an exercise price of $0.81 per share, subject to adjustment as provided in the Warrants.  The Units are being offered at a price of $1,000 per Unit.  If all of the Units offered are sold, the net proceeds from the sale of the Units, after deducting the fees and expenses of the Placement Agent and other expenses payable by the Company is estimated to be approximately $650,000.

The Company currently intends to use the net proceeds from the Offering to support the commercialization of its current and future products, to fund its research and development activities, for general working capital needs and for repayment of up to $100,000 of the amount outstanding under the Company’s existing debt.

The Placement Agent did not purchase or sell any Units, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of Units. The Placement Agent agreed to use its best efforts to arrange for the sale of all of the Units being offered in the Offering.  In connection with the Offering, the Placement Agent will receive a cash fee equal to 8% of the gross proceeds of the Offering.  The Company has agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  The Company may also be required to contribute to payments the Placement Agent may be required to make in respect of such liabilities.  The Placement Agency Agreement contains representations, warranties and covenants, and certain conditions to closing of the Offering, that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of such Placement Agency Agreement.

The foregoing is only a brief description of the material terms of the Placement Agency Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Placement Agency Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

In connection with the Offering, the Company entered into a definitive Securities Purchase Agreement, dated November 8, 2011 (the “Purchase Agreement”) with certain investors, including those identified by the Placement Agent.  The closing of the Offering is expected to occur on or about November 11, 2011 upon compliance with all closing conditions, including the Company's receipt of the purchase price from the investors.  The Purchase Agreement will terminate if the closing does not occur on or before November 15, 2011.  The Purchase Agreement contains representations, warranties and covenants that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of such Purchase Agreement.  The Company has agreed to indemnify the investors against certain liabilities, including those relating to a breach of the Company’s representations, warranties and covenants in the

Purchase Agreement or in connection with the transactions contemplated by the Purchase Agreement.  For a period of 12 months following the closing, the investors will have certain rights to participate in future equity financings by the Company.  Until the earlier of (i) such time as less than 5% of the aggregate number of shares of the Series D Stock sold pursuant to the Purchase Agreement remains outstanding and (ii) the date shareholder approval of the transactions contemplated by the Purchase Agreement has been obtained and deemed effective, the Company is not permitted to issue shares of Common Stock or common share equivalents at an effective price that is less than the $0.65 per share conversion price of the Series D Stock.

The foregoing is only a brief description of the material terms of the Purchase Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the form of Securities Purchase Agreement that is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

The Warrants have an exercise price equal to $0.81 per share of Common Stock.  The Warrants will be exercisable beginning on the six month anniversary of the date of issuance and expire five years from the initial exercise date.  The Warrants permit the holder to conduct a “cashless exercise” at any time a registration statement registering, or the prospectus contained therein is not available for, the issuance of the shares of Common Stock issuable upon exercise of the Warrant, and under certain circumstances at the expiration of the Warrants. The exercise price and/or number of shares of Common Stock issuable upon exercise of the Warrants will be subject to adjustment for certain stock dividends, stock splits or similar capital reorganizations, as set forth in the Warrants.  Unless waived under certain circumstance by the holder of a Warrant, such holder may not exercise the Warrant if upon such exercise the holder’s beneficial ownership of the Company’s Common Stock would exceed certain thresholds.

This description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Warrant, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

The Offering is being made only by means of a prospectus, copies of which may be obtained from Ladenburg Thalmann & Co. Inc., Prospectus Department, 520 Madison Avenue, 9th Floor, New York, New York, 10022, telephone: 212-409-2000.  Electronic copies of the prospectus are available on the Securities and Exchange Commission's Website at www.sec.gov.

The Units are being offered pursuant to an effective registration statement.  This Current Report on Form 8-K does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

On November 9, 2011, the Company issued a press release with respect to the Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the Offering, the Company entered into Amendment No. 2 to Rights Agreement dated November 8, 2011 between the Company and Computershare Trust N.A. (the “Rights Agreement Amendment”) which amends the Rights Agreement between the Company and Computershare Trust N.A., as amended (the “Rights Agreement”) to provide that no shareholder will be deemed to be an Acquiring Person under the Rights Agreement as a result of purchasing securities from the Company pursuant to the Purchase Agreement in the Offering or as a result of entering into a Voting Agreement (as defined in the Purchase Agreement).

The foregoing is only a brief description of the material terms of the Rights Agreement Amendment, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Rights Agreement Amendment that is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective on November 8, 2011, the Company amended its Restated Articles of Organization, as amended, by filing with the Secretary of State of the Commonwealth of Massachusetts Articles of Amendment (the “Amended Articles” to (i) create a new series of preferred stock, designated “Series D Convertible Preferred Stock,” par value $0.01 per share and (ii) reduce the number of authorized shares of Series C Convertible Preferred Stock from 386,458 to 88,098.

Each share of Series D Stock has a stated value and a liquidation preference equal to $1,000 per share and a conversion price of $0.65 such that each share of Series D Stock is initially convertible into 1,538.46 shares of Common Stock (with the Company having the discretion either to round up to the next whole number of shares of Common Stock or to pay cash instead of any fraction of a share of common stock; no fractional shares of Common Stock will be issued).  The conversion price is subject to adjustment for certain stock dividends, stock splits or similar capital reorganizations.  The conversion price is also subject to reduction in the event the Company under certain circumstances issues shares of Common Stock or common share equivalents at an effective per share price that is less than the then effective conversion price.  The Company also has the right to automatically convert the Series D Stock if the trading price and trading volume of the Common Stock meet certain thresholds.  Unless waived under certain circumstances by the holder of Series D Stock, such holder’s shares of Series D Stock may not be converted if upon such conversion the holder’s beneficial ownership of the Company’s Common Stock would exceed certain thresholds.

The Company may not pay any dividends on shares of Common Stock unless the Company also pays dividends on the Series D Stock in the same form and amount, on an as-if-converted basis, as dividends actually paid on shares of Common Stock.  Except for such dividends, no other dividends may be paid on the Series D Stock.  Other than certain specified matters and as required by law, the holders of Series D Preferred Stock are not entitled to vote on any matters presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting).  Shares of Common Stock issued upon conversion of the Series D Stock will have the same voting rights as the Common Stock.

The foregoing is only a brief description of the material terms of the Amended Articles, does not purport to be a complete description of the rights and obligations thereunder, and is qualified in its entirety by reference to the Amended Articles that are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Amendment to the Company’s Restated Articles of Organization, as amended
4.1	Form of Warrant
4.2	Amendment No. 2 to Rights Agreement dated November 8, 2011 between the Company and Computershare Trust N.A.
5.1	Legal Opinion Relating to Prospectus Supplement dated November 9, 2011 to the Company’s Registration Statement on Form S-3 (Registration No. 333-176828)
10.1	Placement Agency Agreement between the Placement Agent and the Company, dated November 8, 2011
10.2	Form of Securities Purchase Agreement
10.3	Form of Escrow Agreement, as amended
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 10, 2011	PRESSURE BIOSCIENCES, INC.

	By:	___/s/ Richard T. Schumacher____
Richard T. Schumacher, President and Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Exhibit Description
3.1	Articles of Amendment to the Company’s Restated Articles of Organization, as amended
4.1	Form of Warrant
4.2	Amendment No. 2 to Rights Agreement dated November 8, 2011 between the Company and Computershare Trust N.A.
5.1	Legal Opinion Relating to Prospectus Supplement dated November 9, 2011 to the Company’s Registration Statement on Form S-3 (Registration No. 333-176828)
10.1	Placement Agency Agreement between the Placement Agent and the Company, dated November 8, 2011
10.2	Form of Securities Purchase Agreement
10.3	Form of Escrow Agreement, as amended
99.1	Press Release